FIRST NATIONAL COMMUNITY BANCORP, INC.
                                      PROXY
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 OF FIRST NATIONAL COMMUNITY BANCORP, INC.

     The undersigned hereby appoints Frank Caputo and Paul Latzanich, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of First National Community Bancorp, Inc. that the undersigned may be entitled to vote at First National Community Bancorp, Inc.'s Annual Meeting of Shareholders, to be held at the company's Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 15, 2002, at 9:00 a.m., prevailing time, and at any adjournment or postponement of the meeting as follows:

1. ELECTION OF DIRECTORS: To elect four Class A Directors to serve for a three year term and until their successors are elected and qualified.


         NOMINEES:

         Michael J. Cestone, Jr.

         Joseph J. Gentile

         Joseph O. Haggerty

         Louis A. DeNaples

         _________ FOR all nominees (except as indicated to the contrary below)

         INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

       ________________________________________________________________

         _________AGAINST all nominees


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

2. In their discretion, the proxies are authorized to vote upon such other business properly presented at the annual meeting and any adjournment or other postponement of the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.

                          Dated: ______________________2002

                                  Signed:__________________________

                                       __________________________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO REGISTRAR AND TRANSFER COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.


I (We) do  _____ do not _____ expect to attend the annual meeting.

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                             102 East Drinker Street
                           Dunmore, Pennsylvania 18512

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the 2002 Annual Meeting of Shareholders of First National Community Bancorp, Inc. will be held at the company's Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643, on Wednesday, May 15, 2002 at 9:00 a.m., prevailing time, to consider and vote upon the following matters:

1. To elect four Class A Directors to serve for a three-year term and until their successors are elected and qualified;

2. To transact any other business properly presented at the annual meeting and any adjournment or postponement of the meeting.

     The Board of Directors fixed March 31, 2002, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

     Please refer to the attached proxy statement and the 2001 Annual Report to Shareholders. You may obtain a copy of the annual report to shareholders on Form 10-K including the financial statements and exhibits for the 2001 fiscal year at no cost by contacting William S. Lance, Treasurer, 102 East Drinker Street, Dunmore, Pennsylvania 18512. Copies of the company's first quarter 2002 financial information, as required to be filed on Form 10-Q, will also be available from William S. Lance on or after May 15, 2002.


PLEASE MARK, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

      By Order of the Board of Directors,




     J. David Lombardi, President and Chief Executive Officer


    Dunmore, Pennsylvania
    April 15, 2002

                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                             102 EAST DRINKER STREET
                           DUNMORE, PENNSYLVANIA 18512







                           OTC BB TRADING SYMBOL: FNCB






                                 PROXY STATEMENT
                                     FOR THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS








                Mailed to Shareholders on or about April 15, 2002

                                 PROXY STATEMENT
                                TABLE OF CONTENTS
                                                                          PAGE
Frequently Asked Questions and Answers                                      I

General Information                                                         1
         Date, Time and Place of Meeting                                    1
         Voting Procedures                                                  3

Principal Beneficial Owners Of The Company's Common Stock                   4

         Principal Owners                                                   4
         Beneficial Ownership by Directors, Principal Officers and Nominees 5

PROPOSAL 1.  Election Of Directors                                          6

         Information as to Nominees, Directors and Executive Officers       7
         The Boards of Directors                                            9

Audit Committee                                                             9

         Report of the Audit Committee                                     10

Executive Compensation                                                     11

         Summary Compensation Table                                        11
         Option Grants                                                     13
         Compensation of Directors                                         14
         Employment Agreement                                              15
         Profit Sharing Plan                                               16
         Compensation Report of the Board of Directors                     17
         Board of Director Interlocks and Insider Participation            19



Stock Performance Graph And Table                                          20
Certain Relationships And Related Transactions                             22
Principal Officers of the Company                                          22
Principal Officers of the Bank                                             23
Independent Auditors                                                       24
Legal Proceedings                                                          24
Shareholder Proposals                                                      25
Other Matters                                                              25
Additional Information                                                     25

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS



Q: WHO IS ENTITLED TO VOTE?

A: Shareholders as of March 31, 2002 (the record date). Each share of common stock is entitled to one vote.


Q: HOW DO I VOTE?

A: There are two methods. You may vote by completing and mailing your proxy or by attending the annual meeting and voting in person. (See page 3 of the proxy statement for more details).


Q: HOW DOES DISCRETIONARY AUTHORITY APPLY?

A: If you sign your proxy but do not make any selections, you give authority to Frank Caputo and Paul Latzanich, as proxy holders, to vote on the proposal and any other matters that may arise at the meeting.


Q: IS MY VOTE CONFIDENTIAL?

A: Yes. Only the Judge of Election and the proxy holders will have access to your proxy. All comments will remain confidential unless you ask that your name be disclosed.


Q: WHO WILL COUNT THE VOTES?

A: Leonard A. Verrastro will tabulate the votes and act as Judge of Election.


Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY?

A: Your shares are probably registered differently or are in more than one account.Sign and return all proxies to ensure that all your shares are voted.




                                        I

Q: WHAT CONSTITUTES A QUORUM?

A: As of March 31, 2002, 2,566,786 shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy or in person, you will be considered part of the quorum.


Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Approximately 28% of our common stock as of March 31, 2002. (See page 5 of the proxy statement for more details).


Q: WHAT ARE THE SOLICITATION EXPENSES?

A: First National Community  Bancorp,  Inc., has retained Registrar and Transfer
   Company of Cranford, New Jersey as its transfer agent. In its capacity as transfer agent, Registrar and Transfer Company will assist in the distribution of proxy materials and solicitation of votes for a stated fee of $300 plus out-of-pocket expenses.


Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?

A: Louis A. DeNaples, as of March 31, 2002
   Dominick L. DeNaples, as of March 31, 2002
   (See page 4 of the proxy statement for more details).


Q: WHEN ARE THE 2003 SHAREHOLDER PROPOSALS DUE?

A: As a shareholder, you must submit your proposal in writing by January 16, 2003, to Michael J. Cestone, Jr., Secretary, First National Community Bancorp, Inc. at 102 East Drinker Street, Dunmore, PA 18512. (See page 6 with regard to director nomination procedures).





                                       II

                                 PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                     FIRST NATIONAL COMMUNITY BANCORP, INC.
                           TO BE HELD ON MAY 15, 2002

                               GENERAL INFORMATION

Date, Time and Place of Annual Meeting

     This proxy statement is being furnished for the solicitation by the Board of Directors of First National Community Bancorp, Inc., a Pennsylvania business corporation and registered financial holding company, of proxies to be voted at the company's Annual Meeting of Shareholders. The annual meeting will be held at the company's Exeter Office, 1625 Wyoming Avenue, Exeter, Pennsylvania 18643 on Wednesday, May 15, 2002, at 9:00 a.m., prevailing time. All inquiries regarding the annual meeting should be directed to William S. Lance, Treasurer. This proxy statement and the enclosed form of proxy are first being sent to shareholders of the company on or about April 15, 2002.

Purpose of the Annual Meeting

         At the annual meeting, shareholders will be requested:

o to elect four Class A Directors to serve for a three-year term and until their successors are duly elected and qualified;

o to transact any other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

     We have not authorized anyone to provide you with information about the company; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at First National Community Bancorp, Inc. subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Record Date, Quorum, Voting Rights

     The company's Board of Directors fixed March 31, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the company had 2,566,786 outstanding shares of common stock, par value $1.25 per share, the only authorized class of stock, which was held by approximately 1,000 shareholders.
                                        1

     Under Pennsylvania law and the company's By-laws, the presence of a quorum, in person or by proxy, is required for each matter to be acted upon at the annual meeting. The presence of a quorum, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, constitutes a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock held in his or her name in the company's books as of the record date. Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes will be elected.


Solicitation of Proxies


     The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the company sends to its shareholders in connection with the annual meeting, will be paid by the company. In addition to solicitation by mail, directors, officers and employees of the company and First National Community Bank may solicit proxies from shareholders personally or by telephone, telegram, facsimile or other similar means without additional compensation. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the common stock held of record by these persons, and upon their request, the company will reimburse them for their reasonable forwarding expenses.

     If your shares are registered directly in your name with First National Community Bancorp, Inc.'s transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the company. As the shareholder of record, you have the right to grant your voting proxy directly to the proxy holders or to vote in person at the meeting. The company has enclosed a proxy card for your use.

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Voting and Revocation of Proxies

     Shares represented by proxies properly signed, executed and returned, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions made by the shareholders. If a proxy is signed, executed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR the election of all nominees. Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person, after giving notice to Michael J. Cestone, Jr., Secretary of the company.

     A shareholder of the company who returns a proxy may revoke the proxy prior to the time it is voted in any one of the following ways:

o by giving written notice of revocation to Michael J. Cestone, Jr., Secretary of First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, Pennsylvania 18512-2491; or

o by executing a later-dated proxy and giving written notice to the Secretary of the company; or

o by voting in person after giving written notice to the Secretary of the company.

     Attendance by a shareholder at the annual meeting will not itself constitute a revocation of the proxy.

     You have the right to vote and, if desired, to revoke your proxy any time before the annual meeting. Should you have any questions, please contact William
S. Lance, Treasurer at (570) 346-7667.

            PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK


Principal Owners


     The following table sets forth, as of March 31, 2002, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the company's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the company's outstanding common stock so owned. The footnote to the following table is set forth on page 5 under the section entitled "Beneficial Ownership by Directors, Principal Officers and Nominees."

                                                      Percent of Outstanding
                                                           Common Stock
Name and Address       Shares Beneficially Owned (1)     Beneficially Owned

Louis A. DeNaples               233,343                         9.09%
400 Mill Street
Dunmore, PA  18512

Dominick L. DeNaples            201,701                         7.60%
400 Mill Street
Dunmore, PA  18512

Beneficial Ownership by Directors, Principal Officers and Nominees

     The following table sets forth, as of March 31, 2002, the amount and percentage of the company's common stock beneficially owned by each director, each nominee for director and all principal officers, directors and nominees of the company as a group. This information has been furnished by the reporting persons.
   Name of Individual              Amount and Nature of               Percent
  or Identity of Group           Beneficial Ownership (1)           of Class (2)
--------------------------      -------------------------          -------------
Michael G. Cestone (3)                    15,992                        .60%
Michael J. Cestone, Jr. (4)               40,392                       1.52%
Joseph Coccia     (5)                     22,392                        .84%
William P. Conaboy (6)                     6,257                        .24%
Dominick L. DeNaples (7)                 201,701                       7.60%
Louis A. DeNaples (8)                    233,343                       9.09%
Joseph J. Gentile (9)                    108,590                       4.09%
Joseph O. Haggerty (10)                    8,222                        .31%
William S. Lance (11)                      4,912                        .19%
J. David Lombardi (12)                    34,831                       1.31%
John P. Moses     (13)                     7,357                        .28%
John R. Thomas (14)                       40,944                       1.54%

All Directors and Principal Officers
 as a Group (12 persons)                 724,933                      27.61%

As used throughout the proxy statement, the term "Principal Officers" refers to the company's Executive Officers including the President and Treasurer.

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities that the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 31, 2002 through the exercise of stock options. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, all shares are beneficially owned by the reporting person individually or jointly with his spouse. All numbers here have been rounded to the nearest whole number.

(2) Percentages assume that all options exercisable within sixty days of March 31, 2002 (the record date) have been exercised. Therefore, on a pro forma basis, 2,652,686 shares would be outstanding.

(3) Includes 4,000 exercisable stock options, 906 shares held in street name and 200 shares held jointly with his children.

(4) Includes 21,566 shares held in street name, 8,090 shares held individually by his spouse and 4,000 exercisable stock options.

(5)  Includes 4,000 exercisable stock options.

(6) Includes 4,000 exercisable stock options and 1,676 shares held in street name.

(7) Includes 25,133 shares held jointly with his children and 4,000 exercisable stock options.

(8) Includes 10,167 shares held jointly with his children and 2,302 shares held individually by his spouse.

(9) Includes 38,523 shares held in street name, 22,073 shares held individually by his spouse and 4,000 exercisable stock options.

(10) Includes 4,000 exercisable stock options.

(11) Includes 3,900 exercisable stock options.

(12) Includes 29,565 shares held in street name, 5,000 exercisable stock options and 106 shares held individually by his spouse.

(13) Includes 4,956 shares held in street name and 2,000 exercisable stock options.

(14) Includes 5,865 shares held individually by his spouse and 4,000 exercisable stock options.

     PROPOSAL 1:
                              ELECTION OF DIRECTORS

     In accordance with Sections 9.2 and 9.3 of the company's By Laws, the company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. The company's Board of Directors is classified into three classes - Class A, Class B, and Class C. Thus, at each annual meeting of shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years. Therefore, the term of office of one class of directors expires in each year. The Board of Directors is authorized to increase the number of directors that constitutes the whole Board of Directors; provided that the total number of directors in each class remains relatively proportionate to the others.

     Pursuant to Section 9.1 of the company's By-Laws, nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder entitled to vote for the election of directors. Any shareholder who intends to nominate a candidate for election to the Board of Directors (other than a candidate proposed by the company's then existing Board of Directors) must notify the company's Secretary in writing not less than 60 days prior to the date of any shareholder meeting called for the election of directors. The notification must contain the following information to the extent known by the notifying shareholder:

a)   the name and address of each proposed nominee;

b)   the age of each proposed nominee;

c)   the principal occupation of each proposed nominee;

d) the number of shares of the company's common stock owned by each proposed nominee;

e) the total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

f)   the name and residential address of the notifying shareholder; and

g) the number of shares of the company's common stock owned by the notifying shareholder.

     Any nomination for director not made in accordance with Section 9.1 will be disregarded by the presiding officer of the annual meeting, and votes cast for each such nominee will be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with Section 9.1, the nomination will be honored and all votes cast for the nominee will be counted.

     Unless otherwise instructed, the proxy holders will vote the proxies received for the election of the four nominees for Class A Director named below. If any nominee should become unavailable to serve for any reason, proxies will be voted in favor of a substitute nominee as designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy on the Board of Directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority of the remaining members of the Board of Directors and each person so appointed will be a director until the expiration of the term of office of the class to which he or she was appointed. Election of a director requires an affirmative vote of a majority of the shares of common stock represented at the annual meeting.

     Cumulative voting rights do not exist with respect to the election of directors. Except as may otherwise be provided by statute or by the Articles of Incorporation, at every shareholders meeting, each shareholder entitled to vote has the right to one vote for each common share owned on the record date fixed for the meeting. For example, if a shareholder owns 100 shares of common stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected.

Information As To Nominees and Directors

     The following table contains, as of March 31, 2002, certain information with respect to the nominees and the directors whose terms of office expire in 2002, 2003 and 2004, respectively. You will find information about their share ownership on page 5.



                                Age as of           Principal Occupation             Director Since
     Name                    March 31, 2002         For Past Five Years               Company/Bank
------------------          ----------------       ------------------------          ---------------

CLASS A DIRECTORS WHOSE TERM EXPIRES IN 2002 AND NOMINEES FOR CLASS A DIRECTORS
  WHOSE TERM WILL EXPIRE IN 2005

Michael J. Cestone, Jr. (1)       70              President, M.R. Company                1998/1969
                                                  (Real Estate Corporation);
                                                  CEO, S.G. Mastriani Co.;
                                                  Secretary of the Board of the
                                                  Bank since 1971

Joseph J. Gentile                 71              President, Dunmore Oil Co., Inc        1998/1989

Joseph O. Haggerty                62              Retired Superintendent,                1998/1987
                                                  Dunmore School District

Louis A. DeNaples (2)             61              President, DeNaples Auto               1998/1972
                                                  Parts, Inc.; President, Keystone
                                                  Landfill Inc.; Vice President
                                                  F&L Realty Corp; Chairman of the
                                                  Board of the Company since 1998




                               Age as of            Principal Occupation             Director Since
     Name                    March 31, 2002         For Past Five Years              Company/Bank
-------------------         ----------------       ----------------------           ----------------

CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2003


Michael G. Cestone (1)              39              President, S.G. Mastriani             1998/1988
                                                    Company (General Contractor)

J. David Lombardi                   53              President and Chief Executive Officer 1998/1986
                                                    of the Company since 1998 and of the
                                                    Bank since 1988

John R. Thomas                      84              Retired, Former Chairman of the Board,
                                                    Wesel Manufacturing Company           1998/1967







                               Age as of             Principal Occupation               Director Since
     Name                    March 31, 2002           For Past Five Years                Company/Bank
-------------------         ----------------        ----------------------            ------------------

CLASS C DIRECTORS WHOSE TERM EXPIRES IN 2004

Joseph Coccia                       47               President, Coccia Ford, Inc;          1998/1998
                                                     President, Coccia Lincoln
                                                     Mercury, Inc.

William P. Conaboy                  43               Vice President, General Counsel,      1998/1998
                                                     Allied Services

Dominick L. DeNaples (2)            64               President, F&L Realty Corp.;          1998/1987
                                                     Vice President, DeNaples Auto
                                                     Parts Inc.; Vice President, Keystone
                                                     Landfill, Inc.

John P. Moses                       55               Partner, Moses & Gelso, L.L.P.        1999/1999
                                                     (Attorneys at Law)

(1)      Michael G. Cestone is the son of Michael J. Cestone, Jr.
(2)      Messrs. Louis A. DeNaples and Dominick L. DeNaples are brothers.


The Boards Of Directors


     During 2001, the company's Board of Directors held five meetings. Directors received no remuneration for attendance at these meetings. Each of the directors attended at least 75% of the meetings of the company's Board of Directors.

     During 2001, First National Community Bank's Board of Directors held 23 meetings. Each of the directors attended at least 75% of the meetings of the bank's Board of Directors with the exception of Mr. John R. Thomas.

     The company's directors generally function as a full board. In lieu of a nominating committee, the full board nominates the slate for the election of the Board of Directors. In lieu of a compensation committee, the full board appoints and sets compensation of officers and directors.

     The bank maintains a Senior Loan Committee to meet on alternating weeks as deemed necessary. Membership on this committee consists of the bank's Chairman and President and Chief Executive Officer who are permanent members. Other members of the Board of Directors are appointed on a rotating basis quarterly, with no more than three members appointed from this group at any one time. In 2001, this committee held 17 meetings. Each appointed director was present for more than 75% of the meetings for which they were scheduled.


                                 Audit Committee

Information about the Company's Audit Committee and its Charter

     The company maintains a standing audit committee. The company's Board of Directors adopted a written charter for the Audit Committee. Each member of the Audit Committee is independent, as that term is defined in the NASD listing standards relating to audit committees.

Report of the Audit Committee

March 13, 2002

To the Shareholders of First National Community Bancorp:

We have reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors as required by Independence Standard No.1, Independence Discussion with Audit Committee, as amended by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 and filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed to be "soliciting material" or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 Audit Committee

                  Louis A. DeNaples, Committee Chairman       Joseph J. Gentile

                  Joseph Coccia                               Joseph O. Haggerty

                  William P. Conaboy                          John P. Moses

                  Dominick L. DeNaples                        John R. Thomas

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the company and the bank for the fiscal years ended December 31, 2001, 2000, and 1999 of those persons who were, at December 31, 2001,

o    the Chief Executive Officer

o the four other most highly compensated executive officers of the company, to the extent such persons' total annual salary and bonus exceeded $100,000.

                           Summary Compensation Table

                                 Annual Compensation                      Long-Term Compensation
                          -----------------------------------    --------------------------------------------
                                                                        Awards                  Payouts
                                                                 --------------------   ---------------------

                                                                           Securities
                                                     Other     Restricted  Underlying                  All
   Name and                                         Annual        Stock      Option/     LTIP         Other
   Principal               Salary      Bonus     Compensation     Awards      SARs      Payouts   Compensation
   Position        Year    ($)(1)     ($)(2)        ($)(3)         ($)       (#)(4)       ($)        ($)(5)
---------------- -------- ---------- ---------- -------------- --------- ------------  --------  ----------------
J. David           2001    $199,000   $275,000         -            -         5,000        -        $29,820
Lombardi,          2000     199,000    275,000         -            -         3,000        -         28,868
President and      1999     179,000    250,000         -            -           -          -         25,604
Chief
Executive
Officer of the
Company and
the Bank

Thomas P.          2001      97,500     70,000         -            -         4,000        -         16,064
Tulaney,           2000      94,500     60,000         -            -         2,000        -         14,777
Executive  Vice    1999      92,000     50,000         -            -           -          -         14,164
President
of the Bank

Gerard A.
Champi,            2001      90,000     70,000         -            -         4,000        -         15,297
Executive Vice     2000      87,000     60,000         -            -         2,000        -         14,008
President          1999      84,500     50,000         -            -           -          -         13,359
of the Bank

Stephen J.         2001      74,000     32,000         -            -         4,000        -          9,771
Kavulich,          2000      71,500     30,000         -            -         2,000        -          9,339
First Senior       1999      69,000     27,000         -            -           -          -          9,228
Vice
President
of the Bank

William S.         2001      73,250     30,000         -            -         3,900        -          9,536
Lance,             2000      70,750     27,000         -            -         2,000        -          8,954
First Senior       1999      66,750     23,000         -            -           -          -          8,557
Vice
President
of the Bank


(1) Includes directors' fees of $24,000 in each of 2001, 2000 and 1999, for Mr. Lombardi.

(2) Cash bonuses are awarded at the conclusion of a fiscal year based upon the Board of Directors' subjective assessment of the bank's performance as compared to both budget and prior fiscal year performance, and the individual contributions of the officers involved.

(3) The named executive officers did not receive perquisites or other personal benefits during 2001 which, in the aggregate, exceeded $50,000 or 10% of the named executive officers' salary and bonus earned during the year. Perquisites and other personal benefits which were received by the named executives were valued based on their cost to the bank.

(4) The amounts listed represent stock options granted to the persons listed in the form of qualified incentive stock options which were granted at the fair market value on the date of grant. As of March 31, 2002 (the record date), all options are exercisable and expire ten years after the date on which the award is granted.

(5) For Mr. Lombardi, includes $16,320, $16,368 and $16,096 contributed by the bank pursuant to the Employees' Profit Sharing Plan for 2001, 2000 and 1999. Also included in Mr. Lombardi's total is a director's bonus of $8,500 in 2001 and $7,500 in each of 2000 and 1999 and premiums paid to purchase additional life insurance in the amount of $5,000 in both 2001 and 2000 and $2,008 in 1999. For Mr. Tulaney, Mr. Champi, Mr. Kavulich and Mr. Lance, represents the amounts contributed by the bank to the Employees' Profit Sharing Plan in the years shown.

Option Grants in 2001

The following table shows the stock options granted to the company's executive officers in 2001, and their potential value at the end of the option's term, assuming certain levels of appreciation of the company's common stock.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable Value
                                                                                         At Assumed Annual Rate of
                                                                                        Stock Price Appreciation for
                                        INDIVIDUAL GRANTS                                       Option Term (1)
                            ----------------------------------------------------------- ----------------------------
                            Number of        Percent of
                            Securities       Total Stock
                            Underlying       Options/SARs
                            Options/SARs     Granted to       Exercise or
                            Granted          Employees in     Base Price    Expiration
             Name           (#)      (2)     Fiscal Year      ($/share)     Date          5% ($)        10% ($)
--------------------------- --------------  --------------   -------------  -----------  -----------   ---------
J. David Lombardi                3,000           11.11%          $33.55       8/22/11       $63,300      $160,410

Thomas P. Tulaney                2,000            7.41%          $33.55       8/22/11       $42,200      $106,940

Gerard A. Champi                 2,000            7.41%          $33.55       8/22/11       $42,200      $106,940

Stephen J. Kavulich              2,000            7.41%          $33.55       8/22/11       $42,200      $106,940

William S. Lance                 2,000            7.41%          $33.55       8/22/11       $42,200      $106,940


1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange
     Commission and therefore are not intended to forecast possible future appreciation, if any, of the company's common stock price.

2) All options outstanding become immediately exercisable in the event of a change in control.


Stock Options and Stock Appreciation Rights Exercised in 2001 and Year-End Values

     The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 2001, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are "in-the-money." In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.


               Aggregated Option/SAR Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values


                                                                         Securities                  Value of
                                                                         Underlying                 Unexercised
                                                                         Unexercised               In-the-Money
                                                                          Options at                Options at
                                                                       Fiscal Year-End           Fiscal Year-End (2)
                                                               --------------------------------  ------------------
                                 Shares/SARs
                                   Acquired
                                      On             Value                        Un-exercisable                    Un-exercisable
            Name                   Exercise         Realized      Exercisable                       Exercisable
                                     (#)             ($)(1)           (#)              (#)              ($)              ($)
-------------------------       --------------     -----------   -------------    --------------   -------------    --------------
J. David Lombardi                   1,000            $4,850          2,000            3,000            $8,200             $0
Thomas P. Tulaney                     0                0             2,000            2,000            $8,200             $0
Gerard A. Champi                      0                0             2,000            2,000            $8,200             $0
Stephen J. Kavulich                   0                0             2,000            2,000            $8,200             $0
William S. Lance                     100             $  470          1,900            2,000            $7,790             $0

     (1) Based upon the difference between the closing price of the common stock on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the common stock on December 31, 2001 of $32.65 per share. As of December 31, 2001, no stock appreciation rights were outstanding under the Stock Incentive Plan.

Compensation of Directors

     During 2001, the company's Board of Directors held five meetings. Directors received no remuneration for attendance at these board meetings. Members of the bank's Board of Directors are compensated at the rate of $1,000 per board meeting, including four compensated absences at full compensation, after which members are not paid for any unexcused absence. Excused absences are limited to non-attendance due to other bank business. The aggregate amount of fees paid in 2001 was $275,000. In 2001, Michael J. Cestone, Jr. and John R. Thomas were compensated $14,000, in the aggregate, for special services (respectively Secretary and Investment Advisor) rendered to the bank. All bank directors also received a bonus of $8,500 in 2001. Members of the bank's Senior Loan Committee do not receive a fee for attendance at Senior Loan Committee meetings. Members of the Audit Committee of both the company and the bank do not receive remuneration for attending Audit Committee meetings.

Employment Agreement

     The bank entered into an employment agreement with Mr. J. David Lombardi, President and Chief Executive Officer effective on January 1, 1990, and as amended on September 28, 1994. On July 8, 1998 the company's Board of Directors approved and adopted an amendment to the employment agreement which added the company as a party to the agreement. This agreement is designed to assist the company and the bank in retaining a highly qualified executive and to help ensure that if the company is faced with an unsolicited tender offer proposal, Mr. Lombardi will continue to manage the company without being unduly distracted by the uncertainties of his personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

     The agreement provides for a base annual salary of $195,000 in 2002. Additional compensation by way of salary increases, bonuses or fringe benefits may be established from time to time by appropriate board action. The agreement does not preclude Mr. Lombardi from serving as a director of the company and the bank or from receiving related fees.

     The agreement may be terminated by the company with or without "just cause" (as defined in the agreement), or upon death, permanent disability, or normal retirement of Mr. Lombardi, or upon the termination of Mr. Lombardi's employment by resignation or otherwise. In the event employment is terminated with "just cause," Mr. Lombardi shall receive salary payments at his then effective base salary, as if his employment had not been terminated, for a period of three months, excluding bonuses or fringe or supplemental payments previously authorized by the Board of Directors. In the event that the employment termination is occasioned by the company without "just cause," Mr. Lombardi shall continue to receive each month, for a period of two years from the effective date of termination;

o his monthly base salary payments from the bank at the rate in effect on the date of the termination

o    his monthly Board of Directors fees

o one twelfth of the average of the bonuses paid to him over the preceding three years, all computed as if his employment had not been terminated.

     If a "change in control" (as defined in the agreement), occurs and as a result thereof, Mr. Lombardi's employment is terminated or his duties or authority are substantially diminished or he is removed from the office of Chief Executive Officer of the reorganized employer, Mr. Lombardi may terminate his employment by giving notice to the company within sixty days of the occurrence of the "change in control." Upon such termination, the company is obligated to pay Mr. Lombardi the total sum of the following:

o three times his then annual base salary which was in effect as of the date of the change in control

o    three times his then annual Board of Director's fee

o    three times the average of his bonuses for the prior three years.

     Subsequent to termination, Mr. Lombardi may not accept employment in any office or branch of any financial institution or subsidiary in Lackawanna County, Pennsylvania for a period of three years, unless such severance was made by the company without "just cause".

Profit Sharing Plan

     In 1969, the bank adopted a Profit Sharing Plan which was subsequently amended to comply with the Employee Retirement Income Security Act of 1974 and the Tax Equity and Fiscal Responsibility Act of 1982. Under the plan, any employee who has attained the age of twenty-one is eligible to become a plan participant on the earlier of the first day of the seventh month or the first day of the plan year coinciding with or following the date on which he/she has met the eligibility requirement. In no event shall participation commence later than six months after the date an employee satisfies the service requirements. The plan provides for progressive vesting of an employee's interest in the amount accrued to his/her respective account calculated by the percentage portion of the value of the account which is nonforfeitable based upon years of service.

The vesting schedule is as follows:

     Years of Service                               Nonforfeitable Percentage
     -------------------                            --------------------------
     less than 3                                               0%
     3 but less than 4                                        20%
     4 but less than 5                                        40%
     5 but less than 6                                        60%
     6 but less than 7                                        80%
     7 years and at Normal Retirement                        100%

     Upon normal retirement, death prior to retirement, or permanent disability, the employee is entitled to 100% of the amount credited to his/her account, except that, in the event of voluntary termination or termination for cause prior to the end of three years of continuous employment, the amount credited to the employee's account is forfeited. The maximum amount of the bank's annual contribution is 15% of the aggregate salaries of all participants under the plan, or such other amount as determined by the bank's Board of Directors considering net profits for the year. In no event may such contribution exceed the amount deductible by the company for federal income tax purposes. During the year ended December 31, 2001, the bank contributed $330,000 to this plan for all participants. The following amounts were contributed on behalf of the individuals named in the summary compensation table: Mr. Lombardi, $16,320, Mr. Tulaney, $16,064, Mr. Champi, $15,297, Mr. Kavulich, $9,771 and Mr. Lance, $9,536. Directors who are not also bank officers or employees are not eligible to participate in this plan.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

     The full board of directors advises our Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel. The Stock Option Administration Committee is responsible for the administration of the company's Stock Incentive Plan and the Independent Directors Stock Option Plan.

     This report of the board of directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation for Mr. Lombardi's services as President and Chief Executive Officer is paid under the terms of an employment agreement between the company and Mr. Lombardi. The terms of the Employment Agreement are described under "Employment Agreements". In addition to his base salary, Mr. Lombardi received a $275,000 bonus in 2001. The Board of Directors considers the amounts paid to Mr. Lombardi for his services to the company to be reasonable in light of the responsibilities assumed by Mr. Lombardi during 2001. Mr. Lombardi does not participate in the Board's determination of his own compensation.

              COMPENSATION POLICY FOR EXECUTIVE OFFICERS OTHER THAN
                           THE CHIEF EXECUTIVE OFFICER

     The Board of Director's fundamental policy is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. The Board's objective is to have a portion of each executive officer's compensation contingent upon our performance was well as upon each executive officer's own level of performance. Therefore, the compensation package for each executive officer is comprised of three different elements:

o base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry;

o cash bonuses which reflect the achievement of performance objectives and goals; and

o long-term stock-based incentive awards which strengthen the mutuality of interest between the executive officers and our shareholders.

     Factors. The principal factors that the Board of Directors considered with respect to each executive officer's compensation for fiscal 2001 are summarized below. The Board of Directors may, however, in its discretion, apply entirely different factors for executive compensation in future years.

o Base Salary. The base salary for each executive officer was determined on the basis of the following factors: experience, expected personal performance, the salary levels in effect for comparable positions within and without the industry, internal base salary comparability considerations and the responsibilities assumed by the executive. The weight given to each of these factors differed from individual to individual, as the Board of Directors believed appropriate.

o Bonus. Bonus represents the variable component of the executive compensation program that is tied to our performance and individual achievement. Our policy is to base a significant portion of our executive officer's cash compensation on bonus. In determining bonuses, the Board of Directors considers factors such as relative performance of the company during the year and the individual's contribution to our performance, the need to attract, retain and motivate high quality executives as well as the degree to which the executive officer met or exceeded certain objectives established for him/her.

o Long-term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner with an equity stake. Each option grant allows the individual to acquire shares of our common stock at a fixed price per share over a specified period of time up to ten years. The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with the company, the size of comparable awards made to individuals in similar positions within the industry and the individual's personal performance in recent periods. However, the Board of Directors does not adhere to any specific guidelines as to the granting of options to our executive officers. Options to acquire an aggregate of 27,000 shares of our common stock were granted to executive officers in fiscal 2001.

        INTERNAL REVENUE CODE LIMITS ON THE DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through December 31, 2001, this provision has not limited our ability to deduct executive compensation, but the Board of Directors will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation. The First National Community Bancorp, Inc. Stock Incentive Plan has been designed, and, to the extent deemed advisable by the Stock Option Administration Committee, will be administered in a manner that will enable the company to deduct compensation attributable to options and without regard to such deduction limitation.

     We believe that our compensation philosophy of paying our executive officers with competitive salaries, cash bonuses and long-term incentives, as described in this report, serves the best interests of First National Community Bancorp, Inc. and its shareholders.

                               BOARD OF DIRECTORS

                  Louis A. DeNaples, Chairman            Joseph J. Gentile
                  Michael J. Cestone, Jr.                Joseph O. Haggerty
                  Michael G. Cestone                     J. David Lombardi
                  Joseph Coccia                          John P. Moses
                  William P. Conaboy                     John R. Thomas
                  Dominick L. DeNaples



Board of Directors Interlocks and Insider Participation

     J. David Lombardi, President and Chief Executive Officer of the company and the bank, is a member of both Boards of Directors. Mr. Lombardi makes recommendations to the Board of Directors regarding employee compensation. Mr. Lombardi does not participate in conducting his own review. The entire Board of Directors votes to establish and approve the company's compensation policies.

                        STOCK PERFORMANCE GRAPH AND TABLE

     The following graph and table compare the cumulative total shareholder return on the company's common stock during the period December 31, 1996, through and including December 31, 2001, with

o    the cumulative total return for all stocks traded on the S&P 500 index

o    the  cumulative  total return on all bank stocks traded on the NASDAQ Stock
     Market

o the cumulative total return on the SNL Securities Corporate Performance Index for banks with assets between $500 million and $1 billion.

     The comparison assumes $100 was invested on December 31, 1996, in the company's common stock and in each of the stated indices and assumes further the reinvestment of dividends into the applicable securities. The shareholder return shown on the graph and table on page 21 is not necessarily indicative of future performance.

                     First National Community Bancorp, Inc.

                            Total Return Performance
                                                                           Period Ending
                                              ------------------------------------------------------------------------
   INDEX                                       12/31/96    12/31/97     12/31/98    12/31/99    12/31/00    12/31/01
   ------------------------------------------ ----------- ------------ ----------- ----------- ----------- -----------
   First National Community Bancorp, Inc.         100.00       127.47      232.69      274.52      227.24      257.26
   S&P 500                                        100.00       133.37      171.44      207.52      188.62      166.22
   NASDAQ Bank Index                              100.00       167.41      166.33      159.89      182.38      197.44
   SNL $500-$1B Bank Index*                       100.00       162.56      159.83      147.95      141.62      183.73

     (*) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

     Assumes a $100 investment on December 31, 1996 and reinvestment of all dividends.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no material transactions between the company or the bank, nor any material transactions proposed, with any director or executive officer of the company or the bank, or any associate of the foregoing persons. The company and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the company and the bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other bank customers. Total loans outstanding from the bank at December 31, 2001, to the company's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more were $13,516,000 or 26% of the bank's total equity capital. Loans to these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, March 31, 2002, to the above described group was $17,945,000.


                        PRINCIPAL OFFICERS OF THE COMPANY

     The following table sets forth, as of March 31, 2002, selected  information about the  principal  officers  of the  company,  each of whom is elected by the
Board of Directors and each of whom holds office at the Board's discretion.
                                                                                     Number of
                             Office and                                                Shares        Age as of
                           Position with                                            Beneficially     March 31,
Name                       the Company                Held Since                      Owned (1)         2002
-----------------        -----------------           ------------                 ---------------   -------------
Louis A. DeNaples          Chairman of                     1998                        233,343            61
                           the Board

J. David Lombardi          President and                   1998                         34,831            53
                           Chief Executive
                           Officer

Michael J. Cestone, Jr.    Secretary                       1998                         40,392            70

William S. Lance           Treasurer                       1998                          4,912            42


(1) All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see
     "Beneficial Ownership by Directors, Principal Officers and Nominees" on page 5.



                         PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth, as of March 31, 2002, selected  information about the principal  officers of the bank,  each of whom is elected by the Board of Directors and each of whom holds office at the Board's discretion.
                                                                                     Number of
                             Office and                                 Bank            Shares       Age as  of
                           Position with                              Employee      Beneficially     March 31,
Name                         the Bank               Held Since          Since         Owned (1)         2002
----------------------     --------------        ---------------     ----------   ----------------   ---------
Louis A. DeNaples          Chairman of               1988              (2)             233,343           61
      (1)                  the Board

J. David Lombardi          President and             1988              1981             34,831           53
      (1)                  Chief Executive
                           Officer

Gerard A. Champi           Executive                 1998              1991              6,044           41
      (3)(4)               Vice President

Thomas P. Tulaney          Executive                 1998              1994              5,452           42
      (5)(6)               Vice President

Stephen J. Kavulich        First Senior              1998              1991             11,232           56
     (7)(8)                Vice President

William S. Lance           First Senior              1999              1991              4,912           42
     (1)(9)                Vice President

(1) All shares are owned individually or jointly with a spouse unless otherwise indicated. For additional details on the shares beneficially owned, see
     "Beneficial Ownership by Directors, Principal Officers and Nominees" on page 5.

(2) Mr. Louis A. DeNaples is a non-employee member of the Board of Directors of the Bank.

(3)  Mr. Champi is the Retail Sales Division Manager.

(4) Includes 4,000 exercisable stock options, 1,782 shares held in street name and 262 shares as custodian for his minor children.

(5)  Mr. Tulaney is the Commercial Sales Division Manager.

(6) Includes 4,000 exercisable stock options and 1,210 shares held in street name.

(7)  Mr. Kavulich is the Loan Administration/Compliance Division Manager.

(8) Includes 4,000 exercisable stock options, 2,534 shares held individually by his spouse and 2,024 shares held as custodian for his children.

(9)  Mr. Lance is the Finance Control Division Manager.

                              INDEPENDENT AUDITORS

     Demetrius & Company, L.L.C., Certified Public Accountants, of Wayne, New Jersey, has been appointed as the company's independent auditor for the fiscal year ending December 31, 2002. Services for 2002 will include an audit and opinion on the company's consolidated financial statements as well as a review of the schedules to be included in the company's Form 10-K filing with the Securities and Exchange Commission. All professional services rendered by Demetrius & Company will be furnished at customary rates and terms after Board approval. Demetrius & Company served as the company's independent auditors for the 2001 fiscal year.

     Robert Rossi & Co., Olyphant, PA, has been retained as assistant auditor and as such will perform all audit procedures necessary for the purpose of assisting the lead auditor in their expression of an opinion on the company's financial statements. In addition to performing customary audit services, Robert Rossi & Co. will assist the company with the preparation of its federal and state tax returns, and will provide assistance in connection with regulatory matters, charging the company for such services at its customary hourly billing rates. Robert Rossi & Co. was retained in the same capacity during 2001. These non-audit services are approved by the company's and the bank's Boards of Directors after the Boards review the nature and expense associated with such services and their conclusion that there is no effect on the independence of the accountants.

     Aggregate fees billed to the corporation and the bank by Demetrius & Company and Robert Rossi & Co., the independent accountants, for services rendered during the year ended December 31, 2001, were as follows:

           Audit Fees                                         $38,200
           Financial Information Systems                      $     0
           Design and Implementation Fees
           All Other Fees                                     $ 7,600

                                LEGAL PROCEEDINGS

     The nature of the company's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the company and the bank, there are no proceedings pending to which the company and the bank is a party or to which their property is subject, which, if determined adversely to the company and the bank, would be material in relation to the company's and the bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the company and the bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the company and the bank by government authorities or others.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In order for a shareholder proposal to be considered for inclusion in First National Community Bancorp, Inc.'s proxy statement for next year's annual meeting, the written proposal must be received by the company no later than January 16, 2003. Any proposal must comply with Securities and Exchange
Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the company after January 16, 2003, it is considered untimely; and, although the proposal may be considered at the annual meeting, the company is not obligated to include it in the 2003 proxy statement. Similarly, in compliance with the company's Bylaws, shareholders wishing to nominate a candidate for election to the Board of Directors, must notify the Secretary in writing not less than 60 days prior to the date of the meeting. Shareholders must deliver any proposals or nominations in writing to the Secretary of First National Community Bancorp, Inc. at its principal executive office, 102 E. Drinker Street, Dunmore, Pennsylvania 18512. See page 6 for more information about nominations to the Board of Directors.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the meeting other than as stated in the Notice of Meeting. However, if other matters properly come before the meeting, the matters will be voted in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.


                             ADDITIONAL INFORMATION

     A copy of the company's annual report to shareholders for its fiscal year ended December 31, 2001, was mailed on March 29, 2001. A representative of the accounting firm which examined the financial statements contained in the annual report will attend the annual meeting. This representative will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the annual meeting.

     In accordance with Securities Exchange Act Rule 14a-3(3)(1), in the future, First National Community Bancorp, Inc. intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as "householding". Upon written or oral request, the company will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify the company by writing or calling William S. Lance, Treasurer of First National Community Bancorp, Inc. at 102 E. Drinker Street, Dunmore, PA 18512 or (570) 346-7667 and inform us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of the company's annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.